UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 18, 2018, CatchMark Timber Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “May Report”) with the Securities and Exchange Commission to report under Item 1.01 regarding the execution on May 14, 2018 of:

(1)    a letter agreement providing for the funding of a $227.5 million equity investment (the “Investment”) by the Company’s wholly-owned subsidiary, CatchMark Timber Operating Partnership, L.P., in another wholly-owned subsidiary, Creek Pine Holdings, LLC (“Holdings”),

(2)    letter agreements providing for an aggregate equity investment of $665.0 million by an investor group in a joint venture partnership, TexMark Timber Treasury, L.P. (“Triple T”), and

(3)    the Crown Pine Purchase Agreement (as defined and described in the May Report) providing for Holdings' contribution to Triple T of the amount described in (1) above and the use by Triple T of such contribution, together with the amount described in (2) above and the proceeds of a $600 million term loan, to purchase of all of the outstanding partnership interests in Crown Pine Timber 1, L.P. (“CP Timber 1”), the owner of approximately 1.1 million acres of timberland in East Texas, for approximately $1.39 billion in cash, subject to certain adjustments, and to pay certain transaction-related expenses.

In connection therewith, the Company filed under Item 9.01(d) (a) audited financial statements of CP Timber 1 as of December 31, 2017, 2016 and 2015 and for the three years ended December 31, 2017 and the notes thereto, (b) unaudited financial statements of CP Timber 1 as of March 31, 2018 and December 31, 2017 and for the three months ended March 31, 2018 and 2017 and the notes thereto, and (c) unaudited pro forma condensed consolidated financial information reflecting the Investment as of January 1, 2017 and March 31, 2018 and the notes thereto.

On July 12, 2018, the Company filed a Current Report on Form 8-K (the “July Report”) to report under Item 1.01 the completion of the transactions contemplated by the Crown Pine Purchase Agreement.

This Amendment No. 1 amends the July Report to file, under Item 9.01(d) hereof, (1) updated unaudited interim financial statements of CP Timber 1 as of June 30, 2018 and December 31, 2017 and for the three and six months ended June 30, 2018 and 2017, and the notes thereto, and (2) updated unaudited pro forma condensed consolidated financial information reflecting the Investment as of January 1, 2017 and June 30, 2018, and the notes thereto.

Item 9.01            Financial Statements and Exhibits

(a)Financial Statements of Business Acquired

The unaudited financial statements of CP Timber 1 as of June 30, 2018 and December 31, 2017 and for the three and six months ended June 30, 2018 and 2017, and the notes thereto are filed as Exhibit 99.1 to this report.

(b)Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information reflecting the Investment as of June 30, 2018, for the six months ended June 30, 2018, for the 12 months ended December 31, 2017, and the notes thereto are filed as Exhibit 99.2 to this report. This information is not necessarily indicative of the operating results or financial position that would have been achieved had the Investment been consummated as of the date indicated or of the results that may be obtained for future periods.

(d)     Exhibits:

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Unaudited financial statements of CP Timber 1 as of June 30, 2018 and December 31, 2017 and for the three months and six months ended June 30, 2018 and 2017 and the notes thereto.
99.2
Unaudited pro forma condensed consolidated financial information reflecting the Investment as of June 30, 2018, for the six months ended June 30, 2018, for the 12 months ended December 31, 2017, and the notes thereto

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: September 17, 2018	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer